   As filed with the Securities and Exchange Commission on March 31, 1998
                                                 Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                             __________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             __________________

                      FOUNDATION HEALTH SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)

            DELAWARE                                   95-4288333
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

          21600 OXNARD STREET                             91367
      WOODLAND HILLS, CALIFORNIA                       (Zip Code)
(Address of principal executive offices)

                         FOUNDATION HEALTH SYSTEMS, INC.
                          401(k) ASSOCIATE SAVINGS PLAN
                             (Full title of the plan)

                             MICHAEL E. JANSEN, ESQ.
                        FOUNDATION HEALTH SYSTEMS, INC.
                  225 NORTH MAIN STREET, PUEBLO, COLORADO 81003
                                (719) 542-0500
(Name, address and telephone number, including area code, of agent for service)

                               (with a copy to)
                            B. CURTIS WESTEN, ESQ.
                        FOUNDATION HEALTH SYSTEMS, INC.
                  225 NORTH MAIN STREET, PUEBLO, COLORADO 81003
                               (719) 542-0500
                             __________________

                       CALCULATION OF REGISTRATION FEE
===============================================================================
                                   Proposed          Proposed
  Title of         Amount           Maximum           Maximum       Amount of
Securities         to be           Offering          Aggregate     Registration
   to be         Registered        Price Per         Offering           Fee
Registered(1)                        Share             Price
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Class A        300,000 shares    $26.9375(2)       $8,081,250(2)       $2,384
Common
Stock, $.001
par value
per share

Preferred      300,000 rights        (3)               (3)             (3)
Stock
Purchase
Rights
===============================================================================
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plans described herein.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average ($26.9375) of the high ($27.0625) and low ($26.8125)
     sale prices of the Common Stock reported on the New York Stock Exchange on March 25, 1998.

(3) Rights to purchase Series A Junior Participating Preferred Stock initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
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

                                       PART II
                             INFORMATION REQUIRED IN THE
                                REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Foundation Health Systems, Inc. (the "Company") (Commission File No. 1-12718) are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

    (b) The description of the Company's Class A Common Stock, par value $.001 per share, which is contained in the Company's Registration Statement on Form 8-A dated January 21, 1994.

    (c) The description of the Rights to purchase Series A Junior Participating Preferred Stock of the Company (the "Rights") contained in the Company's Registration Statement on Form 8-A dated July 16, 1996.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all documents filed by the Foundation Health Systems, Inc. 401(k) Associate Savings Plan (the "Plan") pursuant to Section 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, are hereinafter referred to as "Incorporated Documents").

    Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "Delaware
GCL") permits indemnification of directors, officers and employees of a corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of litigation under certain conditions and subject to certain limitations. The Fourth Amended and Restated Certificate of Incorporation of the Company (the "Certificate") provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) for liability under
Section 174 of the Delaware GCL (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The effect of this provision in the Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions do not alter the liability of directors under federal securities laws.

    Article VI of the Certificate and Article VI of the Company's Fifth Amended and Restated Bylaws provide that the Company shall indemnify each director and officer to the fullest extent and in the manner set forth in and permitted by the Delaware GCL and other applicable laws and that the Company may indemnify employees or agents of the Company to the extent and in the manner set forth in and permitted by the Delaware GCL and other applicable laws. The Company has also entered into various Indemnification Agreements with certain of its officers and directors to contractually provide indemnification coverage consistent with such Bylaws.

    In addition, the Company maintains an officers' and directors' liability insurance policy insuring the Company's officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company, under certain circumstances, in the event that indemnification payments are made by the Company to such officers and directors.

    Pursuant to Section 7.12 of the Agreement and Plan of Merger, dated October 1, 1996 (the "Merger Agreement"), among the Company, FH Acquisition Corp. and Foundation Health Corporation ("FHC"), the Company has agreed that, for a period of six years following the Effective Time (as defined in the Merger Agreement),
(a) the Company will continue and guarantee the performance of the indemnification rights of present and former directors and officers of the Company and FHC provided for in the Certificate of Incorporation, Bylaws and Indemnification Agreements of the Company and FHC, with respect to indemnification for acts and omissions occurring prior to the Effective Time, and (b) the Company will cause to be maintained the policies of the officers' and directors' liability covered by each company's officers' and directors' liability insurance policies as of the Effective Time with respect to acts and omissions occurring prior to the Effective Time; provided that policies with third-party insurers of similar or better A.M. Best rating whose terms, conditions and coverage are no less advantageous may be substituted therefor, and provided further that in no event shall the Company be required to expend to maintain or procure insurance coverage an amount in excess of 150% of the annual premiums for the twelve-month period ended June 30, 1997.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT

NO.      DESCRIPTION

4.1 Fourth Amended Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-24621)).

4.2 Fifth Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

4.3 Rights Agreement dated as of June 1, 1996, by and between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form 8-A (Commission File No. 1-12718)).

4.4 First Amendment to the Rights Agreement dated as of October 1, 1996, by and between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on October 9, 1996).

4.5* Foundation Health Systems, Inc. 401(k) Associate Savings Plan, a copy of which is filed herewith.

23*      Consent of Deloitte & Touche LLP, a copy of which is filed herewith.

24* Powers of Attorney (contained on the signature page to this Registration Statement).

____________________
* A copy of the document has been filed as an Exhibit to this Registration Statement.

    The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.   UNDERTAKINGS.

    (a)   The undersigned Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pueblo, State of Colorado on this 27th day of March, 1998.

                                             FOUNDATION HEALTH SYSTEMS, INC.


                                             By:   /s/ Malik M. Hasan M.D.
                                                 ---------------------------

                                                  Malik M. Hasan M.D.
                                                  Chairman of the Board of
                                                  Directors and Chief Executive
                                                  Officer (Principal Executive
                                                  Officer)


                                             By:  /s/ Steven P. Erwin
                                                 ---------------------------
                                                  Steven P. Erwin
                                                  Executive Vice President and
                                                  Chief Financial Officer
                                                  (Principal Accounting and
                                                  Financial Officer)


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Malik M. Hasan M.D., B. Curtis Westen, and Michael E. Jansen, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on this 27th day of March, 1998.


          SIGNATURE                                TITLE

  /s/ Malik M. Hasan M.D.
 ---------------------------         Chairman of the Board of Directors,
      Malik M. Hasan M.D.            Chief Executive Officer, and Director


  /s/ J. Thomas Bouchard
 ---------------------------         Director
      J. Thomas Bouchard

  /s/ George Deukmejian
 ---------------------------         Director
      George Deukmejian

  /s/ Thomas T. Farley
 ---------------------------         Director
      Thomas T. Farley

  /s/ Patrick Foley
 ---------------------------         Director
      Patrick Foley

  /s/ Earl B. Fowler
 ---------------------------         Director
      Earl B. Fowler

  /s/ Roger F. Greaves
 ---------------------------         Director
      Roger F. Greaves

  /s/ Richard W. Hanselman
 ---------------------------         Director
      Richard W. Hanselman

  /s/ Richard J. Stegemeier
 ---------------------------         Director
      Richard J. Stegemeier

  /s/ Raymond S. Troubh
 ---------------------------         Director
      Raymond S. Troubh



     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of Pueblo, State of Colorado, this 27th day of March, 1998.


                                     FOUNDATION HEALTH SYSTEMS, INC.
                                     401(k) ASSOCIATE SAVINGS PLAN



                                     By:    /s/     Michael E. Jansen
                                          ---------------------------------
                                          Name:     Michael E. Jansen
                                          Title:    Chairman of Plan
                                                    Administrative
                                                    Committee

                                    EXHIBIT INDEX

EXHIBIT
NO.       DESCRIPTION

4.1 Fourth Amended Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-24621)).

4.2 Fifth Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's quarterly Report on Form 10-Q for the quarter ended June 30, 1997.)

4.3 Rights Agreement dated as of June 1, 1996, by and between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form 8-A (Commission File No. 1-12718)).

4.4 First Amendment to the Rights Agreement dated as of October 1, 1996, by and between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on October 9, 1996).

4.5* Foundation Health Systems, Inc. 401(k) Associate Savings Plan, a copy of which is filed herewith

23*       Consent of Deloitte & Touche LLP, a copy of which is filed herewith

24* Powers of Attorney (contained on the signature page to this Registration Statement).


________________________
*A copy of the document has been filed as an Exhibit to this Registration Statement